EXHIBIT
                         21 - SUBSIDIARIES OF REGISTRANT

                   COLONIAL COMMERCIAL CORP. AND SUBSIDIARIES

                              FED. I.D. 11-2037182

                                   PAGE 1 OF 2

NAME OF SUBSIDIARY                                I.D. NUMBER

Atlantic Hardware and Supply Corporation           13-2687036
Southern Mortgage Associates, Inc.                 58-1283424
Wel-Com Financial Services, Inc.                   31-0484520
Homeowners Equities, Inc.                          11-2164702
Devon Capital Corporation                          11-2511952
Devon Home Center Stores of Alabama, Inc.          63-0899560
Devon Home Center Stores of Alaska, Inc.           93-0888948
Devon Home Center Stores of Arizona, Inc.          86-0435657
Devon Home Center Stores of Arkansas, Inc.         72-0575478
Devon Home Center Stores of California, Inc.       95-3562992
Devon Home Center Stores of Colorado, Inc.         11-2659058
Devon Home Center Stores of Connecticut, Inc.      06-1212345
Devon Home Center Stores of Delaware, Inc.         51-0272647
Devon Home Center Stores of Florida, Inc.          59-2133173
Devon Home Center Stores of Georgia, Inc.          58-1562213
Devon Home Center Stores of Hawaii, Inc.           59-2602021
Devon Home Center Stores of Idaho, Inc.            82-0391365
Devon Home Center Stores of Illinois, Inc.         11-2659057
Devon Home Center Stores of Kansas, Inc.           48-0977143
Devon Home Center Stores of Kentucky, Inc.         62-1185807
Devon Home Center Stores of Louisiana, Inc.        72-0946179
Devon Home Center Stores of Maryland, Inc.         52-1426814
Devon Home Center Stores of Massachusetts, Inc.    04-2898705
Devon Home Center Stores of Mississippi, Inc.      64-0662622
Devon Home Center Stores of Missouri, Inc.         43-1340332
Devon Home Center Stores of Montana, Inc.          93-0953467
Devon Home Center Stores of Nebraska, Inc.         47-0645693
Devon Home Center Stores of Nevada, Inc.           88-0175788
Devon Home Center Stores of New Jersey, Inc.       11-1263496
Devon Home Center Stores of New Mexico, Inc.       74-2274898
Devon Home Center Stores of New York, Inc.         14-1680633
Devon Home Center Stores of North Carolina, Inc.   62-1165477
Devon Home Center Stores of North Dakota, Inc.     45-0385825
Devon Home Center Stores of Ohio, Inc.             11-2659059
Devon Home Center Stores of Oklahoma, Inc.         73-1153207
Devon Home Center Stores of Pennsylvania, Inc.     52-1502376
Devon Home Center Stores of Rhode Island, Inc.     05-0422283
Devon Home Center Stores of South Carolina, Inc.   57-0734213
Devon Home Center Stores of South Dakota, Inc.     46-0381832
Devon Home Center Stores of Tennessee, Inc.        62-1164261
Devon Home Center Stores of Texas, Inc.            74-2205286
Devon Home Center Stores of Utah, Inc.             87-0410622
Devon Home Center Stores of Virginia, Inc.         62-1209840

Devon Home Center Stores of Washington, Inc.       91-1219687
Devon Home Center Stores of Wyoming, Inc.          83-0277441
Financial Resources, Inc.                          54-1159936
Henry Appliance Corporation                        54-1107964
Henry's Warehouse, Inc.                            54-1116717
Capital Recovery & Subrogation, Inc.               65-0155541
Devon Equipment Leasing, Inc.                      65-0202321